                                                                     EXHIBIT 3.9

                             STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE

                            ARTICLES OF ORGANIZATION
                            LIMITED LIABILITY COMPANY

Pursuant to Section 57C-2-20 of the General Statutes of North Carolina, the
undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.   The name of the limited liability company is: Cooper-Standard Automotive NC
     L.L.C.

2.   If the limited liability company is to dissolve by a specific date, the latest date on which the limited liability company is to dissolve: (If no date for dissolution is specified, there shall be no limit on the duration of the limited liability company.) No limit

3.   (Optional) The name and address of the initial member(s) of the limited liability company is as follows:

               Cooper-Standard Automotive Holding Company
               c/o CT Corporation System
               1300 East 9th Street
               Cleveland, OH 44114

4.   The name and address of each person executing these articles of organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member or an organizer.)

               Philip G. Weaver
               President, Cooper-Standard Automotive Holding Company
               (signing as an officer of the member)
               1300 East 9th Street
               Cleveland, OH 44114

5.   The street address and county of the initial registered office of the limited liability company is:

     Number and Street 225 Hillsborough Street

     City, State, Zip Code Raleigh, North Carolina   County Wake

6.   The mailing address IF DIFFERENT FROM THE STREET ADDRESS of the initial registered office is:

7.   The name of the initial registered agent is: C T Corporation System

8.   Check one of the following:

     [X] (i) MEMBER-MANAGED LLC: all members by virtue of their status as members shall be managers of this limited liability company.

     [_] (ii) MANAGER-MANAGED LLC: except as provided by N.C.G.S. Section
     57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

9.   Any other provisions which the limited liability company elects to include are attached.

10.  These articles will be effective upon filing, unless a date and/or time is specified:

This is the 30 day of November, 2001.

                                      Cooper-Standard Automotive Holding Company

                                      /s/ Philip G. Weaver
                                      ------------------------------------------
                                      By: Philip G. Weaver

                                      President of member
                                      ------------------------------------------
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